SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 21, 1996

                       CADMUS COMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                                    VIRGINIA
                          (State or Other Jurisdiction
                               of Incorporation)

                                    0-12954
                                  (Commission
                                  File Number)

                                   54-1274108
                                (I.R.S. Employer
                              Identification No.)

                       6620 WEST BROAD STREET, SUITE 500
                            RICHMOND, VIRGINIA 23230
                    (Address of Principal Executive Offices)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 (804) 287-5680

Item 2.  Acquisition or Disposition of Assets.

     On May 21, 1996, Cadmus Communications Corporation ("Cadmus") consummated, through its wholly-owned subsidiary, Cadmus Journal Services, Inc. ("CJS"), the purchase of all of the outstanding stock of Lancaster Press, Inc. ("Lancaster"), a Pennsylvania-based producer of scientific, technical and medical journals.

     The purchase price paid by Cadmus was approximately $57 million and consisted of approximately $54 million in cash and $3 million of assumed indebtedness of Lancaster. Approximately $1.3 million of the $54 million cash consideration will be retained in trust by the sellers until all purchase contingencies are finalized, a period not to exceed thirty-five days from the date of the purchase agreement.

     The purchase price was established through arms-length negotiations among the parties. The source of the cash purchase price paid at closing was the revolving credit facility extended in January 1996 by Cadmus' four major banks with Wachovia Bank of North Carolina, N.A., acting as agent. The line of credit has a five-year term expiring January 2001.

     The facilities of Lancaster include a 150,000 square-foot journal printing and production facility in Lancaster, Pennsylvania; a high-end composition and electronic pre-press facility in Akron, Pennsylvania; and an electronic products unit, E-DOC, with operations in Lancaster, Pennsylvania and in Baltimore, Maryland. Cadmus intends to continue to use these facilities for the same or similar purposes.

     Item 7.    Financial Statements and Exhibits

           (a)  Financial statements of Lancaster Press, Inc

                It is impracticable to file the required financial statements of Lancaster Press, Inc. at the time of the filing of this report, but such statements will be filed under cover of Form 8-K/A not later than August 4, 1996.

           (b)  Pro forma financial statements for Cadmus

                It is impracticable to file the required pro forma financial statements at the time of the filing of this report, but such statements will be filed under cover of Form 8-K/A not later than August 4, 1996.

           (c) Index of Exhibits

                2. Stock Purchase Agreement dated as of May 21, 1996 among
                   Lancaster Press, Inc. and Cadmus Communications Corporation - The schedules to this Agreement are omitted in accordance with the instructions to Item 601 of Regulation S-K. A listing of such schedules is found on page (iv) of the Agreement and Cadmus hereby undertakes to supply the Commission supplementally with a copy of any such schedules upon request.

               99. Press Release dated May 22, 1996

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto daily authorized on June 5, 1996.

                  CADMUS COMMUNICATIONS CORPORATION

                  By:  /s/ C. STEPHENSON GILLISPIE, JR.
                       C. Stephenson Gillispie, Jr.
                       Chairman, President, and Chief
                       Executive Officer